Exhibit 99.1

Bronco Drilling Company, Inc. Announces Second Quarter Results

OKLAHOMA CITY, August 10, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc.,  (Nasdaq/GS:BRNC), announced today financial and operational results for the three months and six months ended June 30, 2009.

Consolidated Results
Revenues for the second quarter of 2009 were $27.5 million compared to $50.6 million for the previous quarter and $69.8 million for the second quarter of 2008.  Net loss for the second quarter of 2009 was $7.2 million compared to a net loss of $1.7 million for the previous quarter and net income of $4.3 million for the second quarter of 2008. The Company generated EBITDA of $2.6 million for the second quarter of 2009 compared to $13.1 million for the previous quarter and $20.6 million for the second quarter of 2008. The Company’s fully diluted earnings per share for the quarter ended June 30, 2009, were a loss of $0.27 based on 26.7 million shares.

Land Drilling
Average operating land rigs for the second quarter of 2009 were 45 compared to 45 for the previous quarter and 45 for the second quarter of 2008.  Revenue days for the quarter decreased to 1,311 from 2,362 for the previous quarter and from 3,355 for the second quarter of 2008.  Utilization for the second quarter of 2009 was 32% compared to 58% for the previous quarter and 82% for the second quarter of 2008.  Average daily cash margins for our land drilling fleet for the quarter ended June 30, 2009, were $6,304 compared to $7,613 for the previous quarter and $7,088 for the second quarter of 2008.

Well Servicing
Average operating workover rigs for the second quarter of 2009 were 52 compared to 52 for the previous quarter and 53 for the second quarter of 2008.  Revenue hours for the quarter decreased to 3,374 from 8,012 for the previous quarter and from 25,533 for the second quarter of 2008.  Utilization for the second quarter of 2009 was 10% compared to 24% for the previous quarter and 75% for the second quarter of 2008.  Average hourly cash margins for our well servicing fleet for the quarter ended June 30, 2009, were ($70) compared to $58 for the previous quarter and $127 for the second quarter of 2008.  The company announced in June the temporary suspension of this business segment in anticipation of more favorable market conditions.

Recent Events
Subsequent to the end of the second quarter, the company has entered into two definitive contracts to provide drilling services in the Chicontepec Basin in Mexico.  The duration of the contracts is two years and will require six drilling rigs.  The company expects the first rigs to begin work in early September and expects all six rigs to be operating by the middle of October.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	June 30,	December 31,
	2009	2008
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$46,365	$26,676
Receivables
Trade and other, net of allowance for doubtful accounts of
$3,140 and $3,830 in 2009 and 2008, respectively	30,038	65,817
Unbilled receivables	386	2,940
Income tax receivable	1,550	2,072
Current deferred income taxes	2,249	2,844
Current maturities of note receivable from affiliate	1,932	6,900
Prepaid expenses	1,213	572

Total current assets	83,733	107,821

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	524,227	512,158
Transportation, office and other equipment	43,504	43,912
	567,731	556,070
Less accumulated depreciation	147,412	123,915
	420,319	432,155

OTHER ASSETS
Note receivable from affiliate, less current maturities	1,521	3,451
Investment in Challenger	62,318	62,875
Intangibles, net, and other	4,757	6,052
	68,596	72,378

	$572,648	$612,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,628	$18,473
Accrued liabilities	8,788	16,249
Current maturities of long-term debt	86	1,464

Total current liabilities	12,502	36,186

LONG-TERM DEBT, less current maturities	112,415	116,083

DEFERRED INCOME TAXES	60,980	66,074

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 26,657 and 26,346 shares
issued and outstanding at June 30, 2009 and December 31, 2008	268	267

Additional paid-in capital	305,622	304,015

Retained earnings	80,861	89,729
Total stockholders' equity	386,751	394,011

	$572,648	$612,354

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues, including 0%, 2%, 0%,
and 1% to related parties	$26,498	$60,494	$74,323	$114,567
Well service, including 0%, 2%, 0%, and 1%
to related parties	1,020	9,320	3,799	17,543
Gain on Challenger transactions	-	(1,507)	-	3,200
	27,518	68,307	78,123	135,310
EXPENSES
Contract drilling	18,234	36,715	48,078	69,909
Well service	1,257	6,079	3,572	11,022
Depreciation and amortization	11,962	12,457	24,488	24,382
General and administrative	4,930	5,414	10,118	11,153
	36,383	60,665	86,257	116,466

Income from operations	(8,865)	7,642	(8,134)	18,844

OTHER INCOME (EXPENSE)
Interest expense	(1,855)	(1,161)	(4,154)	(2,387)
Interest income	163	274	164	1,009
Equity in income of Challenger	(969)	(69)	(557)	1,776
Other	260	308	(306)	453
	(2,401)	(648)	(4,853)	851
Income (loss) before income taxes	(11,266)	6,994	(12,987)	19,695
Income tax expense (benefit)	(4,108)	2,655	(4,119)	7,208

NET INCOME (LOSS)	$(7,158)	$4,339	$(8,868)	$12,487

Income (loss) per common share-Basic	$(0.27)	$0.17	$(0.33)	$0.48

Income (loss) per common share-Diluted	$(0.27)	$0.16	$(0.33)	$0.47

Weighted average number of shares outstanding-Basic	26,657	26,270	26,623	26,267

Weighted average number of shares outstanding-Diluted	26,657	26,388	26,623	26,340

The accompanying notes are an integral part of these statements.

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, average hourly cash margin for our well servicing fleet and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense, depreciation, amortization and impairments divided by revenue days for the period.  Average hourly cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus contract drilling revenue, plus contract drilling expense, income tax expense, other expense, general and administrative expense, depreciation, amortization and impairments divided by revenue hours for the period.  EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, depreciation, amortization and impairments. We have presented average daily cash margin, average hourly cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin, average hourly cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin, average hourly cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2009	2008	2009
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income:
Net income	$(7,158)	$4,339	$(1,709)
Well service revenue	(1,020)	(9,320)	(2,779)
Well service expense	1,257	6,079	2,315
Income tax expense	(4,108)	2,655	(11)
Other expense	2,401	2,155	2,452
General and administrative	4,930	5,414	5,188
Depreciation and amortization	11,962	12,457	12,526

Drilling margin	8,264	23,779	17,982

Revenue days	1,311	3,355	2,362

Average daily cash margin	$6,304	$7,088	$7,613

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2009	2008	2009
	(Unaudited)		(Unaudited)
Reconciliation of average hourly
cash margin to net income:
Net income	$(7,158)	$4,339	$(1,709)
Contract drilling revenue	(26,498)	(60,494)	(47,826)
Contract drilling expense	18,234	36,715	29,844
Income tax expense	(4,108)	2,655	(11)
Other expense	2,401	2,155	2,452
General and administrative	4,930	5,414	5,188
Depreciation and amortization	11,962	12,457	12,526

Well service margin	(237)	3,241	464

Operating hours	3,374	25,533	8,012

Average hourly cash margin	$(70)	$127	$58

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2009	2008	2009
	(Unaudited)		(Unaudited)
Calculation of EBITDA:
Net income (loss)	$(7,158)	$4,339	$(1,709)
Interest expense	1,855	1,161	2,299
Income tax expense (benefit)	(4,108)	2,655	(11)
Depreciation and amortization	11,962	12,457	12,526

EBITDA	$2,551	$20,612	$13,105

Cautionary Note Regarding Forward-Looking Statements
The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration and expected operating dates.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 16, 2009, as amended on April 29, 2009 and  June 30, 2009 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com